                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
   (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            JDS UNIPHASE CORPORATION
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

--------------------------------------------------------------------------------

                                      LOGO

                            JDS UNIPHASE CORPORATION

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 28, 1999

     The Special Meeting of Stockholders of JDS Uniphase Corporation, a Delaware corporation (the "Company") will be held at the Company's corporate headquarters located at 163 Baypointe Parkway, San Jose, California 95134, on Tuesday, September 28, 1999 at 10:00 A.M., Pacific time, for the purpose of considering and acting upon the following:

     1. Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock, par value $.001 per share, which the Company is authorized to issue from 200,000,000 shares to 300,000,000 shares.

     2. Any and all matters incident to the foregoing, and such other business as may legally come before the meeting and any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on August 24, 1999 as the record date for determining the stockholders having the right to notice of and to vote at the special meeting.

     The foregoing item of business is more fully described in the Proxy Statement which is attached hereto and made a part hereof.

                                          By Order of the Board of Directors,

                                          /s/ Anthony R. Muller
                                          Anthony R. Muller
                                          Secretary
San Jose, California
August 30, 1999

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE SPECIAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE SPECIAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                            JDS UNIPHASE CORPORATION
                             163 BAYPOINTE PARKWAY
                           SAN JOSE, CALIFORNIA 95134
                            ------------------------

                                PROXY STATEMENT
                        SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 28, 1999

     The enclosed proxy is solicited on behalf of the Board of Directors of JDS Uniphase Corporation, a Delaware corporation (the "Company"), for use at the Special Meeting of Stockholders (the "Special Meeting") to be held at 10:00 a.m. Pacific time, at the Company's corporate headquarters located at 163 Baypointe Parkway, San Jose, California 95134, on September 28, 1999, and at any adjournment or postponement thereof. Only holders of the Company's Common Stock and Special Voting Share of record on August 24, 1999 will be entitled to vote.

                      VOTING, VOTE REQUIRED AND REVOCATION

     Each stockholder of the Company's common stock, par value $.001 per share ("Common Stock"), is entitled to one vote for each share of Common Stock owned as of the record date and CIBC Mellon Trust Company (the "Trustee"), the holder of the Company's Special Voting Share, is entitled to one vote for each exchangeable share of JDS Uniphase Canada Ltd., a subsidiary of the Company ("Exchangeable Shares"), outstanding as of the record date (other than Exchangeable Shares owned by the Company and its affiliates). Holders of Common Stock and the Special Voting Share are collectively referred to as "Stockholders." Votes cast with respect to Exchangeable Shares will be voted through the Special Voting Share by the Trustee as directed by the holders of Exchangeable Shares, except votes cast with respect to Exchangeable Shares whose holders request to vote directly, in person as proxy for the Trustee, at the Special Meeting.


     Approval of the proposed amendment (the "Amendment") to the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") requires the affirmative vote of a majority of the votes attached to all outstanding shares of Common Stock and the Special Voting Share, voting together as a single class. Stockholders of record at the close of business on August 24, 1999 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. At the Record Date, 105,670,745 shares of Common Stock were issued and outstanding, 100,000 shares of the Company's Series A Preferred Stock were issued and outstanding, one share of the Company's Special Voting Stock was issued and outstanding, and 66,539,080 Exchangeable Shares were issued and outstanding (excluding Exchangeable Shares owned by the Company and its affiliates which are not voted). Each Exchangeable Share is exchangeable at any time, at the option of its holder, for one share of the Company's Common Stock.


     All shares of Common Stock and the Special Voting Share represented by valid proxies will be voted in accordance with the instructions contained therein. Votes with respect to Exchangeable Shares represented by valid voting instructions received by the Trustee, will be cast by the Trustee in accordance with the instructions. In the absence of instructions, proxies from holders of Common Stock will be voted FOR the Amendment. If no instructions are received by the Trustee from a Holder of Exchangeable Shares, the votes to which such holder is entitled will not be exercised and will have the effect of a vote against the Amendment. Shares of Common Stock and votes cast by the Trustee through the Special Voting Share represented by proxies or instructions which are marked "ABSTAIN" with respect to the Amendment will have the effect of a vote against the Amendment. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies (so called "broker non-votes"), those shares will be disregarded and will have the effect of a vote against the Amendment.

     A proxy may be revoked by the Stockholder giving the proxy at any time before it is voted by written notice of revocation delivered to the Company prior to the meeting, and a prior proxy is automatically revoked by a Stockholder giving a subsequent proxy or attending and voting at the meeting. Attendance at the meeting in and of itself does not revoke a prior proxy. Holders of Exchangeable Shares who wish to direct the Trustee to cast the votes attached to the Special Voting Share on their behalf should follow carefully the instructions provided by the Trustee, which accompany this Proxy Statement. The procedure for instructing the Trustee differs in certain respects, from the procedure for delivering a proxy, including the place for depositing the instructions and the manner for revoking the proxy.

     This Proxy Statement and the accompanying proxy were first sent by mail to Common Stockholders, the Trustee for the Special Voting Share and holders of Exchangeable Shares on or about August 30, 1999. The costs of this solicitation are being borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies and voting instructions may also be solicited personally or by telephone, facsimile or telegram by certain of the Company's directors, officers and regular employees, without additional compensation.

                                    PROPOSAL

                     AMENDMENT TO THE AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
          TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     In August, 1999, the Board of Directors declared advisable and unanimously approved an Amendment to increase the aggregate number of shares of Common Stock which the Company is authorized to issue from 200,000,000 shares to 300,000,000 shares. No increase in the number of shares of Preferred Stock of the Company, currently 1,000,000 shares, is proposed or anticipated.

     If approved by the Stockholders, the Amendment will become effective upon the filing of a Certificate of Amendment of Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. The Amendment would change paragraph 4.1 of Article 4 of the Company's Certificate of Incorporation to read in its entirety as follows:

          "4.1. Authorized Capital Stock. This Corporation is authorized to issue two classes of stock to be designated, respectively, 'Common Stock' and 'Preferred Stock.' The total number of shares which the Corporation is authorized to issue is three hundred one million (301,000,000) shares. Three hundred million (300,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). One million (1,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001)."

PURPOSE AND EFFECT OF THE AMENDMENT

     As of the Record Date, of the Company's 200,000,000 authorized shares of Common Stock, 177,743,541 shares were issued and outstanding, including shares issuable upon exchange of Exchangeable Shares, and 50,230,964 shares were reserved for issuance pursuant to the Company's Amended and Restated 1993 Flexible Stock Incentive Plan, 1996 Nonqualified Stock Option Plan, 1998 Employee Stock Purchase Plan, 1999 Canadian Employee Stock Purchase Plan, JDS FITEL Inc. 1994 and 1996 Stock Option Plans, Broadband Communications Products, Inc. 1992 Key Employee Incentive Stock Option Plan, Broadband Communications Products, Inc. 1997 Employee Stock Option Plan, and Broadband Communications Products, Inc. 1997 Nonqualified Stock Option Plan (collectively, the "Plans"). The principal purpose of the proposed Amendment is to authorize additional shares of Common Stock which will be available (i) for reservation and issuance pursuant to the Plans, and (ii) in the event that the Board of Directors determines that it is necessary or appropriate to effect future stock dividends or stock splits, to raise additional capital through the sale of securities, to acquire another company or its business or assets through the issuance of securities, or to establish a strategic relationship with a corporate partner through the exchange of securities.

     If the proposed Amendment is adopted, the aggregate number of authorized shares of Common Stock will be increased from 200,000,000 shares to 300,000,000 shares. If the Amendment were adopted, as of the Record Date, 72,025,495 shares would be available for issuance by the Board of Directors, without any further stockholder approval, except in certain issuances of shares which require stockholder approval in accordance with the requirements of the Nasdaq National Market or Delaware General Corporations Law. If the Amendment is not approved, (A) the number of authorized shares will remain the same, (B) the Company will have insufficient shares available for issuance pursuant to the Plans, and (C) management will have limited flexibility to do the things described in clause (ii) above. The Board of Directors has not taken formal action to issue any of the additional shares. Except for issuances permitted by the Plans, the Board of Directors has no immediate plans, understandings, agreements or commitments to issue any of the additional shares of Common Stock.

     There will be no change in the voting rights, dividend rights, liquidation rights, preemptive rights or any other Stockholder rights as a result of the proposed Amendment. The additional shares might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present holders of Common Stock.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT.

POTENTIAL ANTI-TAKEOVER EFFECT

     The proposed Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of the Amendment. The increased number of authorized shares of Common Stock could discourage, or be used to impede, an attempt to acquire or otherwise change control of the Company. The private placement of shares of Common Stock into "friendly" hands, for example, could dilute the voting strength of a party seeking control of the Company.

     Furthermore, many companies, including the Company, have issued warrants or other rights to acquire additional shares of Common Stock to the holders of its Common Stock to discourage or defeat unsolicited share accumulation programs and acquisition proposals, which programs or proposals may be viewed by the Board of Directors as not in the best interest of the Company and the Stockholders. Each outstanding share of Common Stock includes one right to purchase from the Company one unit, equal to one one-thousandth of a share of the Company's Series B Preferred Stock, at a purchase price of $135 per unit, subject to adjustment, for each share of Common Stock held by the holder. Each outstanding Exchangeable Share includes one right to purchase from the Company one Exchangeable Share at a purchase price of $135 per unit, subject to adjustment, for each Exchangeable Share held by the holder. The rights are attached to all certificates representing outstanding shares of Common Stock and Exchangeable Shares, and no separate rights certificates have been distributed.

     Although the Company has no present intent to use the additional authorized shares of Common Stock for such purposes, if the Amendment is adopted, more capital stock of the Company would be available for such purposes than is currently available.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company with respect to the beneficial ownership as of August 16, 1999, by (i) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock (including on exchange of Exchangeable Shares), (ii) each director,
(iii) certain executive officers, and (iv) all directors and executive officers as a group.

     As of August 16, 1999, 104,670,745 shares of the Company's Common Stock were outstanding, and as of the same date, 73,072,796 Exchangeable Shares were outstanding. The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission (the "Commission") governing the determination of beneficial ownership of securities. Under the rules of the Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of securities as to which such person has no economic interest.

                                                                  NUMBER OF SHARES
                                                                 BENEFICIALLY OWNED
                                                              ------------------------
                            NAME                                NUMBER      PERCENTAGE
                            ----                              ----------    ----------
5% STOCKHOLDERS
FEJ Holding Inc.(1).........................................  32,913,020       23.9%
  9902 -- 49th Street
  P.O. Box 939
  Yellowknife, NWT, Canada
FEJ Sales Inc.(1)...........................................   5,085,500        4.6%
  9902 -- 49th Street
  P.O. Box 939
  Yellowknife, NWT, Canada
Philips Electronics B.V. ...................................   4,345,000        4.2%
  Groenevousdseweg 1
  5621 BA Eindhoven
  The Netherlands
American Express(2).........................................   8,238,726        7.9%
  American Express Tower
  200 Vesey Street
  New York, NY 10285
EXECUTIVE OFFICERS AND DIRECTORS
  Kevin N. Kalkhoven(3).....................................   1,876,993        1.8%
  Jozef Straus, Ph.D.(4)....................................     740,575       *
  Anthony R. Muller(5)......................................     286,399       *
  M. Zita Cobb(6)...........................................      12,094       *
  Dan E. Pettit(7)..........................................     568,404       *
  Michael C. Phillips.......................................         883       *
  Frederick L. Leonberger(8)................................     276,744       *
  Leo Lefebvre(9)...........................................       2,528       *
  Joseph Ip(10).............................................      62,170       *
  Bruce D. Day(11)..........................................      75,710       *
  Robert E. Enos(12)........................................      59,016       *
  Peter A. Guglielmi(13)....................................      32,000       *
  Martin A. Kaplan(14)......................................      54,444       *
  John A. MacNaughton(15)...................................      10,734       *
  Wilson Sibbett, Ph.D.(16).................................      87,083       *
  William J. Sinclair(17)...................................   1,003,740       *
  Casimir S. Skrzypczak(18).................................      61,111       *
All directors and executive officers as a group (17
  persons)(19)..............................................   5,210,628        4.8%

---------------
  *  Less than 5%

 (1) All shares are issuable upon exchange of the exchangeable shares of JDS Uniphase Canada Ltd.

 (2) As reported in a Schedule 13G filed on April 8, 1999, includes 2,595,526 shares as to which American Express Company has shared voting power and 8,238,726 shares as to which it has dispositive power.

 (3) Includes 1,751,880 shares subject to stock options currently exercisable or exercisable within 60 days of August 16, 1999.

 (4) Includes 19,911 shares subject to stock options currently exercisable or exercisable within 60 days of August 16, 1999 and 720,664 shares issuable upon exchange of the Exchangeable Shares of JDS Uniphase Canada Ltd. (486,510 shares of which are held by the Adarsan Trust #1 and 234,154 shares of which are held by the Adarsan Trust #2).

 (5) Includes 103,098 shares subject to stock options currently exercisable or exercisable within 60 days of August 16, 1999, and 9,520 shares held by Mr. Muller's daughter.

 (6) Includes 12,094 shares subject to stock options currently exercisable or exercisable within 60 days of August 16, 1999.

 (7) Includes 517,254 shares subject to stock options currently exercisable or exercisable within 60 days of August 16, 1999 and 23,980 shares held by Kelly A. Pettit, Mr. Pettit's spouse.

 (8) Includes 263,216 shares subject to stock options currently exercisable or exercisable within 60 days of August 16, 1999, and 400 shares held by Katharine Leonberger and 400 shares held by Gregory Leonberger, Mr. Leonberger's daughter and son, respectively.

 (9) Includes 2,528 shares subject to stock options currently exercisable or exercisable within 60 days of August 16, 1999.

(10) Includes 62,170 shares subject to stock options currently exercisable or exercisable within 60 days of August 16, 1999.

(11) Includes 72,660 shares subject to stock options currently exercisable or exercisable within 60 days of August 16, 1999 and 3,050 shares issuable upon exchange of the Exchangeable Shares of JDS Uniphase Canada Ltd. which are held by Willowhill Limited in which Mr. Day has a beneficial interest.

(12) Includes 55,966 shares subject to stock options currently exercisable or exercisable within 60 days of August 16, 1999 and 3,050 shares issuable upon exchange of the Exchangeable Shares of JDS Uniphase Canada Ltd.

(13) Includes 28,000 shares subject to stock options currently exercisable or exercisable within 60 days of August 16, 1999.

(14) Includes 54,444 shares subject to stock options currently exercisable or exercisable within 60 days of August 16, 1999.

(15) Includes 6,666 shares subject to stock options currently exercisable or exercisable within 60 days of August 16, 1999 and 4,068 shares issuable upon exchange of Exchangeable Shares of JDS Uniphase Canada Ltd. which are held by Leapfrog Capital Corporation in which Mr. MacNaughton has a beneficial interest.

(16) Includes 87,083 shares subject to stock options currently exercisable or exercisable within 60 days of August 16, 1999.

(17) Includes 73,476 shares subject to stock options currently exercisable or exercisable within 60 days of August 16, 1999 and 930,264 shares issuable upon exchange of the Exchangeable Shares of JDS Uniphase Canada Ltd. which are held by The Devon Trust in which Mr. Sinclair has a beneficial interest.

(18) Includes 61,111 shares subject to stock options currently exercisable or exercisable within 60 days of August 16, 1999.

(19) Includes 3,171,557 shares subject to stock options currently exercisable or exercisable within 60 days of August 16, 1999, and 1,661,096 shares issuable upon exchange of the Exchangeable Shares of JDS Uniphase Canada Ltd.

OTHER BUSINESS

     Management knows of no matters other than the foregoing to be brought before the Special Meeting. If such other matters properly come before the meeting, or any adjournment thereof, the proxies named in the accompanying form of proxy will vote such proxy on such matters in accordance with their best judgment.

     It is important that the proxies be returned promptly and your shares be represented. Stockholders are urged to fill in, sign and promptly return the accompanying proxy card in the enclosed envelope. Holders of Exchangeable Shares are urged to follow the instructions provided by the Trustee.

                                          By Order of the Board of Directors,

                                          /s/ Anthony R. Muller
                                          Anthony R. Muller
                                          Secretary

San Jose, California
August 30, 1999

                            JDS UNIPHASE CORPORATION

                             163 BAYPOINTE PARKWAY
                           SAN JOSE, CALIFORNIA 95134

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
             SPECIAL MEETING OF STOCKHOLDERS ON SEPTEMBER 28, 1999


KEVIN N. KALKHOVEN and ANTHONY R. MULLER, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of JDS UNIPHASE CORPORATION (the "Company"), to be held on September 28, 1999, and any adjournments or postponements thereof.

SEE REVERS SIDE: If you wish to vote in accordance with the Board of Directors'
 recommendation, just sign and date on the reverse side. You need not mark any boxes.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                                                     SEE REVERSE
                                                                        SIDE

  Please mark
X votes as in
  this example.


Shares represented by this proxy will be voted as directed by the stockholder. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR PROPOSAL NO. 1 in their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Stockholders.

                                                         FOR   AGAINST   ABSTAIN
1. Approval of an amendment to the Company's Amended     / /     / /      / /
   and Restated Certificate of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue from 200,000,000 shares to 300,000,000 shares.


                                                         MARK HERE FOR
                                                         ADDRESS CHANGE    / /
                                                         AND NOTE AT LEFT


                 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED REPLY ENVELOPE


SIGNATURE(S)__________________________________________ DATE___________________
Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.